SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                   FORM 8-K


                                 CURRENT REPORT
                      Pursuant to Section 12, 13 or 15(d) of
                        THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of
        earliest event reported):                    April 11, 1996


                          AMERICAN BANKNOTE CORPORATION
              (Exact name of Registrant as specified in its charter)


                                   DELAWARE
                 (State of other jurisdiction of incorporation)


                 1-3410                               13-0460520
        (Commission File Number)                    (IRS Employer
                                                  Identification No.)


             200 Park Avenue,
               New York, NY                           10166-4999
         (Address of principal                        (Zip Code)
           executive offices)


      Registrant's telephone number,
          including area code:                      (212) 557-9100





  This report on Form 8-K consists of 4 sequentially numbered pages. The exhibit index is located at sequentially numbered page 2.
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Item 5.  Other Events


   In a Press Release issued on April 11, 1996, American Banknote Corporation (the "Corporation") publicly announced that it had signed a Purchase Agreement to acquire Leigh-Mardon Security Group ("Leigh-Mardon"), Australia's oldest and largest security printer, from Amcor Limited for approximately $95 million.

   Financing of the acquisition will include an investment through an unrestricted subsidiary of the Corporation, non-recourse lending and may also include vendor financing. Upon closing, it is presently anticipated that the Corporation will acquire approximately a 55% equity interest in the Leigh-Mardon business for an investment of approximately $7 million. Closing of the transaction is subject to a number of conditions including completion of documents and financing arrangements.

   The transaction is expected to close during the second quarter of 1996.

   The Corporation's press release dated April 11, 1996 is incorporated herein by reference.



Item 7.  Exhibits

   A copy of the Corporation's press release dated April 11, 1996 is attached hereto as Exhibit 1. **

** Filed electronically herewith.

                             SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                              AMERICAN BANKNOTE CORPORATION



DATED: April 16, 1996          BY:    s/  Harvey J. Kesner
                                           Harvey J. Kesner








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                                                              Exhibit 1

                  AMERICAN BANKNOTE CORPORATION
                         200 Park Avenue
                  New York, New York 10166-4999
                          (212)-557-9100



          AMERICAN BANKNOTE AGREES TO BUY LEIGH-MARDON
                SECURITY GROUP FROM AMCOR LIMITED

NEW YORK, April 11, 1996 -- American Banknote Corporation (NYSE:
ABN) today announced that it has signed a definitive agreement to acquire the Leigh-Mardon Security Group, Australia's oldest and largest security printer, from Amcor Limited in a transaction valued at approximately US$95 million (approximately A$120 million).

The transaction is expected to be completed during the second quarter of 1996.

Melbourne-based Leigh-Mardon, with operating revenue of around
US$95 million (A$120 million) in the latest financial year, has approximately 900 employees and operates from 17 locations throughout Australia and New Zealand.

The Australian company is expected to be the springboard for expansion of both the American Banknote and Leigh-Mardon businesses into the rapidly growing Asian and Pacific regions.

Leigh-Mardon is currently owned by Amcor Limited, the sixth-largest global integrated paper and packaging company, through its wholly-owned Containers Packaging Limited subsidiary. Under terms of the sale agreement, Amcor may retain at closing a minority equity interest in the acquired operations through the issuance of various securities.

Morris Weissman, Chairman and Chief Executive of American
Banknote, said the Leigh-Mardon purchase would bring together the businesses of two of the world's oldest private-sector security printers.

                              -more-



Page 3
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Page 2


"The acquisition of Leigh-Mardon Security will be another significant step in the continuing growth of our highly successful international operations and we will use the company as our base for further expansion into the Australasian markets," he said.

"Its diversified operations will allow penetration into various sectors of the financial areas of these growing economies, from check printing, electronic printing, financial card manufacturing, telephone cards and scratch lottery tickets to electronic funds transfer at point of sale (EFTPOS) terminals, driver's license and identification systems."

Mr. Weissman said that, in addition to being the leading security printer in Australia and having the largest credit card service bureau in Asia, Leigh-Mardon is the only fully-integrated national supplier of security products to the Australian and New
Zealand banking sectors.

"It is currently involved in smart card and card reader tests in Australia and intends to aggressively pursue that line of business," he said.

American Banknote has obtained financing commitments from a banking syndicate arranged and managed by Bankers Trust Australia
Limited.  BT Corporate Finance Limited has advised American
Banknote in relation to the acquisition.

American Banknote, through its subsidiaries in Brazil and the United States, produces a variety of security printed products, including financial payment and pre-paid telephone cards, foreign currency, food coupons, stock and bond certificates, travelers checques, passports, personal checks and treasury checks.
Through its American Banknote Holographics subsidiary, the Company also is the world's leading producer of holograms for security applications, including those on VISA, MasterCard, Discover and Europay financial cards.


Contact:  Morris Weissman                  Roy Winnick/Jim Fingeroth
          Chief Executive Officer          Kekst and Company
          American Banknote Corporation     (212) 593-2655
         (212) 557-9100



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